Exhibit 99.1

Tenax Therapeutics Provides Clinical and Corporate Update

– Hosted Analyst Day on April 13 with levosimendan clinical and development experts –

– Provided enrollment progress update for ongoing LEVO-CTS and LeoPARDS trials –

– Announced change in fiscal year end –

Morrisville, NC, April 15, 2015 – Tenax Therapeutics, Inc. (NASDAQ: TENX), a specialty pharmaceutical company focused on developing and commercializing a portfolio of products for the critical care market, today provided an update regarding recent clinical and corporate developments.

Analyst Day Held on April 13

On April 13, 2015, the Company hosted an Analyst Day in New York City highlighting its late-stage levosidendan development program. The event featured key members of the Tenax management team, as well as outside speakers that included European physicians with clinical experience using levosimendan, steering committee members for the Company’s ongoing Phase 3 LEVO-CTS trial in cardiac surgery, and the lead investigator for the ongoing LeoPARDS trial evaluating levosimendan in septic shock.

“This Analyst Day showcased the highly-regarded physicians and scientists who have significant experience with levosimendan in several indications,” said John Kelley, CEO of Tenax Therapeutics. “The substantial body of clinical experience continues to give us confidence in a positive readout for our LEVO-CTS trial in early 2016. We also eagerly await results from the LeoPARDS trial with our colleagues at Imperial College London to assess whether levosimendan can provide a significant clinical benefit in septic shock, and we plan to provide a statistical analysis plan for that trial to the FDA in the second half of calendar 2015 for evaluation with regard to how the data might support a regulatory filing.”

An archived replay of the audio webcast for the event with presentation slides can be accessed under “Events and Presentations” in the Investors section of the Company’s website at www.tenaxthera.com.

Enrollment Progress Update for LEVO-CTS and LeoPARDS Trials

Today, Tenax also provided an enrollment update for its ongoing Phase 3 LEVO-CTS trial in LCOS. As of April 15, 2015, the Company had activated 44 clinical sites and enrolled 58 patients. This compares to 40 sites activated and 41 patients enrolled based on the last update provided on March 18, 2015.

In August 2014, Tenax entered into a strategic collaboration with Imperial College London to provide supplemental funding for the ongoing LeoPARDS trial being conducted for levosimendan in septic shock in the United Kingdom. As of today, the trial has enrolled 274 out of an estimated 516 patients (www.leopards-trial.org).

Change in Fiscal Year End

Today, Tenax also announced that its Board of Directors has approved a change in the Company’s fiscal year to a fiscal year beginning on January 1 and ending on December 31 of each year, such change beginning as of January 1, 2016. The Company’s next Annual Report on Form 10-K will be for the fiscal year ending April 30, 2015 and the Company will file a Transition Report on Form 10-K with the Securities and Exchange Commission for the eight-month period ending December 31, 2015.

About Tenax Therapeutics

Tenax Therapeutics, Inc. (formerly Oxygen Biotherapeutics) is a specialty pharmaceutical company focused on developing and commercializing a portfolio of products for the critical care market. The Company owns the North American rights to develop and commercialize levosimendan, and the United States Food and Drug Administration (FDA) has granted Fast Track status for levosimendan for the reduction of morbidity and mortality in cardiac surgery patients at risk for developing Low Cardiac Output Syndrome (LCOS). The Company is currently enrolling a Phase 3 trial with levosimendan in that indication. For more information, visit www.tenaxthera.com.

Caution Regarding Forward-Looking Statements

This news release contains certain forward-looking statements by the Company that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. The forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to matters beyond the Company’s control that could lead to delays in the clinical study, delays in new product introductions and customer acceptance of these new products, and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission, including in its quarterly report on Form 10-Q filed on March 17, 2015 and annual report on Form 10-K filed on July 29, 2014, as well as its other filings with the SEC. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. Statements in this press release regarding management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

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